Securities and Exchange Commission

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 15, 2003

PERFICIENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 South Capital of Texas Highway, Suite 220, Building 3, Austin, TX	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (512) 531-6000

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

In our Quarterly Report on Form 10-QSB for the period ended June 30, 2003, we indicated that we had executed on August 13, 2003 a letter of intent with International Business Machines Corporation (“IBM”) to extend our current subcontracting services agreement, subject to certain modifications, for a period of one year.  On August 28, 2003, we executed an amendment to our services agreement with IBM that extends the term of our agreement for an additional one-year period ending September 1, 2004.  The amendment provides the agreement may be terminated upon five (5) days prior written notice. We currently do not anticipate the termination of this agreement prior to September 1, 2004.

The company also indicates that it expects 2003 revenue to be approximately $28 million, and revenue net of reimbursements to be approximately $26 million. Such forward-looking statements are subject to risk and uncertainties, including, but not limited to, the impact of competitive services, demand for services like those provided by the company and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry and other risks detailed from time to time in the company’s filings with Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date: September 19, 2003	By:	/s/ John T. McDonald
John T. McDonald
Chief Executive Officer